UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, bluebird bio, Inc. (the “Company”) held its previously announced 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted to approve the amendment and restatement of the Company’s 2023 Incentive Award Plan (the “2023 Plan”) to, among other things, increase the aggregate number of shares authorized for issuance under the 2023 Plan by 15,000,000 shares to 20,200,000 shares.

For a description of the material terms of the amended and restated 2023 Plan, see “Summary of Amended 2023 Plan” under “Proposal 5 - Approval of the Amendment and Restatement of the 2023 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 26, 2024, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed above, on November 6, 2024, the Company held its Annual Meeting at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following proposals: (i) to elect John O. Agwunobi, Elisabeth Leiderman and Andrew Obenshain as Class II members of the Board of Directors to serve until the Company’s 2027 annual meeting of stockholders (“Proposal 1”); (ii) to approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers (“Proposal 2”); (iii) to approve an amendment to the Certificate of Incorporation to provide for the exculpation of officers for certain breaches of fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (“Proposal 3”); (iv) to approve the amendment and restatement of the Company’s 2023 Incentive Award Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder (“Proposal 5”); (v) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 6”); and (vi) to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3, Proposal 4 or Proposal 5 (“Proposal 7”).
The Company's stockholders elected the three persons listed below as Class II directors pursuant to Proposal 1. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John O. Agwunobi	53,414,966	17,099,561	4,437,935	53,804,436
Elisabeth Leiderman	56,827,238	16,723,281	1,401,943	53,804,436
Andrew Obenshain	55,904,422	16,810,875	2,237,165	53,804,436
The Company’s stockholders approved Proposal 2 in a non-binding advisory vote. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,644,391	29,233,830	5,074,241	53,804,436
Proposal 3 was not approved by the requisite vote of the Company's stockholders. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,628,050	28,241,869	1,082,543	53,804,436
The Company’s stockholders approved Proposal 5. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,054,154	29,606,537	3,291,771	53,804,436

The Company’s stockholders approved Proposal 6. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,211,084	14,181,895	4,363,919	0
The Company’s stockholders approved Proposal 7. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,302,015	42,185,030	4,269,853	0
Based on the votes cast prior to the adjournment and the approval of Proposal 7, the Company elected to adjourn the Annual Meeting with respect to the proposal to approve amendments to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-15 and 1-for-20, as determined by the Board in its discretion (“Proposal 4”), in order to permit the Company to allow for the solicitation of additional proxies to approve Proposal 4. The Annual Meeting will reconvene on Wednesday, December 4, 2024 at 8:30 a.m., Eastern Time, at the Company’s offices at 455 Grand Union Boulevard, Somerville, MA 02145.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	bluebird bio, Inc.

	By:	/s/ O. James Sterling
	Name:	O. James Sterling
	Title:	Chief Financial Officer